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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 20, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

RENTECH, INC.
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
 (Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	2851 (Primary Standard Industrial Classification Code Number)	84-0957421 (I.R.S. Employer Identification No.)
1331 17th Street, Suite 720 Denver, Colorado 80202-1557 (303) 298-8008 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

D. Hunt Ramsbottom, Jr.
President and Chief Executive Officer
Rentech, Inc.
1331 17th St., Suite 720
Denver, Colorado 80202-1557
(303) 298-8008
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Amanda M. Darby, Esq. Rentech, Inc. 1331 17th Street, Suite 720 Denver, Colorado 80202-1557 Tel: (303) 298-8008	Thomas W. Dobson, Esq. Anthony J. Richmond, Esq. Latham & Watkins LLP 633 W. 5th Street, Suite 4000 Los Angeles, CA 90071-2007 Tel: (213) 485-1234

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (2)

Debt Securities (4)

Preferred Stock, par value $10.00 per share (5)

Depositary Shares (6)

Common Stock, par value $.01 per share (5)(7)

Subsidiary Guarantees of Debt Securities (8)

Warrants (9)

Total	$150,000,000	$16,050

(1)
Securities may be issued in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrants in connection with, and at the time of, issuance by the registrants of the securities registered hereunder. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act and reflects the offering price rather than the principal amount of any debt securities issued at a discount.

(3)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(4)
Debt securities may be issued in primary offerings or upon conversion of debt securities registered hereby.

(5)
Shares of preferred stock and/or common stock may be issued in primary offerings or upon conversion of debt securities or preferred stock registered hereby.

(6)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)
Includes associated rights to purchase one three-hundredth of a share of 1998-C Participating Cumulative Preference Stock, par value $10.00 per share, subject to adjustment. The rights initially are attached to and trade with the registrant's common stock and will not be exercisable until the occurrence of specified events.

(8)
Guarantees may be provided by subsidiaries of the registrant of the payment of principal of and interest on the debt securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

(9)
There are being registered hereunder warrants representing rights to purchase debt securities, preferred stock, common stock or depositary shares (as shall be designated by the registrant at the time of any such offering) registered hereunder.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices

Petroleum Mud Logging, Inc.	Colorado	84-1503908	*

Rentech Development Corporation	Colorado	84-1530352	*

Rentech Services Corporation	Colorado	84-1530350	*

Sand Creek Energy, LLC	Colorado	84-1524954	*

*
c/o Rentech, Inc., 1331 17th St., Suite 720, Denver, Colorado 80202-1557, (303) 298-8008.

SUBJECT TO COMPLETION, DATED MARCH 20, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$150,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

        We may from time to time sell any combination of debt securities, common stock, preferred stock (either separately or represented by depositary shares) and warrants described in this prospectus in one or more offerings. Each share of our common stock includes an associated preferred stock purchase right issued under our shareholder rights plan dated January 18, 2005. Payment obligations under any series of debt securities may be guaranteed, on a joint and several basis, by one or more of our subsidiaries. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        We will sell these securities directly to one or more purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        Our common stock trades on the American Stock Exchange under the symbol "RTK."

        You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

        Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
RENTECH, INC.
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
CERTAIN PROVISIONS OF COLORADO LAW AND OUR CHARTER AND BYLAWS
LEGAL MATTERS
INTERESTS OF NAMED EXPERTS AND COUNSEL
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT RENTECH
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

RENTECH, INC.

        All references in this prospectus to "Rentech," "we," "us" and "our" are to Rentech, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

        Our mission is to develop projects and commercialize technologies that transform underutilized energy resources into valuable and clean alternative fuels, chemicals and power. We have developed and are in the process of commercializing our patented and proprietary technology, which we refer to as the "Rentech Process," for converting synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas, into clean-burning, liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha and other chemicals.

        We are planning to deploy our Rentech Process by purchasing Royster-Clark Nitrogen, Inc. ("RCN"), which owns a nitrogen fertilizer plant in East Dubuque, Illinois. On November 5, 2005, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc., entered into a definitive Stock Purchase Agreement with Royster-Clark, Inc. for the purchase of all the issued and outstanding shares of capital stock of RCN. The East Dubuque plant is an operating integrated plant rated at 830 tons of ammonia per day. It produces ammonia, urea ammonium nitrate, nitric acid and urea, among other fertilizer products. We intend to operate the plant for the production of nitrogen fertilizer products while we add a commercially available coal gasification process that converts the plant to use synthesis gas derived from coal, instead of more expensive natural gas. In addition, we plan to add our Rentech Process to produce liquid hydrocarbon products from the excess synthesis gas produced from the coal gasification process. The converted facility is also expected to produce enough power to meet all of its needs and, if market conditions are favorable, will provide excess power for sale to the local grid. We refer to the integration of our Rentech Process with nitrogen fertilizer processes and the associated production of power as "polygeneration".

        We are also pursuing complementary or synergistic opportunities to develop alternative fuels as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi, where we and a partner would construct a polygeneration facility on currently undeveloped land situated along the Mississippi River at the Port of Natchez. We are also exploring opportunities to participate with a partner in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed Fischer-Tropsch plants.

        We also plan to build and operate a fully integrated Fischer-Tropsch, coal-to-liquids, product development unit facility at a dormant methanol facility our subsidiary, Sand Creek Energy, LLC, owns in Commerce City, Colorado, which we believe would be able to demonstrate production of hydrocarbon products from varying feedstocks to groups that have expressed an interest in using the Rentech Process.

        In addition to our Fischer-Tropsch alternative fuels segment, we conduct our oil and gas field services segment through our wholly-owned subsidiary, Petroleum Mud Logging, Inc.

        Our executive offices are located at 1331 17th Street, Suite 720, Denver, Colorado 80202. Our telephone number is (303) 298-8008.

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading "Risk Factors" above. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

RATIO OF EARNINGS TO FIXED CHARGES

        Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Three Months Ended December 31, 2005	Fiscal Year Ended September 30,
		2005	2004	2003	2002	2001
	(in thousands)
Ratio of earnings to fixed charges (1)(2)	—	—	—	—	—	—
Coverage deficiency	$5,628	$13,572	$6,240	$8,606	$4,687	$6,387

(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense, amortization of debt issuance costs, and the estimated interest included in rental expense.

(2)
In each of the periods presented, earnings were insufficient to cover fixed charges.

USE OF PROCEEDS

        We will describe our intended use of the net proceeds from our sale of securities offered by this prospectus in the applicable prospectus supplement. Pending any specific application, we initially may invest any proceeds in short-term marketable securities.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions form the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer under this prospectus up to $150,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $150,000,000. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth in an officers' certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities at their stated maturity or otherwise;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of and interest on the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

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  if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any other terms of the debt securities, which may not be consistent with the provisions of the indenture, except as described under "—Modification and Waiver," but which may modify or delete any provision of the indenture as it applies to that series; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, and may not permit any person to merge into, or convey, transfer or lease the properties and assets substantially as an entirety to us, unless:

  •
  the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

Events of Default

        Unless otherwise provided in the establishing Board resolution, supplemental indenture or officers' certificate, event of default means, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  default in the payment of any debt (including debt securities of any other series) when it becomes due aggregating $150,000, or more, and such debt is not discharged or acceleration is not rescinded or annulled within ten days after written notice to us by the holders of such debt in the manner provided in the applicable debt instrument;

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  certain events of bankruptcy, insolvency or reorganization of our company; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as indicated above and as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if all events of default with respect to debt securities of that series, other than the non-payment of principal that has become due and payable solely as a result of such declaration of acceleration, have been waived as provided in the indenture, and we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue interest on all debt securities of that series;

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  the principal of any debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon;

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  interest upon any overdue principal and interest, to the extent payment thereof is lawful; and

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  all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

        We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within 60 days of receipt of such notice, and the trustee has failed to institute the proceeding within such 60 day period.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  change the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities, to institute suit for the enforcement of any such payment and to waivers or amendments, and provisions with respect to determining the currency exchange rate for certain amounts specified in the indenture in U.S. dollars; or

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  waive a redemption payment with respect to any debt security or change any provisions with respect to the redemption of any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund or analogous payments and interest on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Subsidiary Guarantees

        If specified in the prospectus supplement, certain of our subsidiaries may guarantee our obligations relating to debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of debt securities, common stock, preferred stock or depositary shares purchasable upon exercise of the warrants;

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  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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  the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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  the price at which each share of debt securities, common stock, preferred stock or depositary shares purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock is only a summary. We encourage you to read our Amended and Restated Articles of Incorporation and Bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part. As of the date of this prospectus, our Articles of Incorporation authorizes us to issue 250,000,000 shares of our common stock, $.01 par value per share. As of March 15, 2006, there were 119,525,584 shares of our common stock outstanding. All outstanding shares of the common stock are fully paid and nonassessable. Each share of our common stock includes an associated preferred stock purchase right issued under our shareholder rights plan dated January 18, 2005. For more information regarding our shareholder rights plan, see the description in this prospectus under the heading, "Certain Provisions of Colorado Law and Our Charter and Bylaws—Shareholder Rights Plan."

Voting

        Each share of common stock is entitled to one vote at all shareholders' meetings. A quorum for purposes of meetings of common shareholders consists of a majority of the issued and outstanding shares of common stock. Once a quorum is established, action of a routine nature may be taken by a majority of the shares represented in person or by proxy at the meeting. Our common stock does not have cumulative voting rights in the election of directors. Our board of directors is divided into three classes, with the members of each class to be elected annually for three-year terms.

        The holders of our common stock may not take action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of shareholders unless the consent is unanimous.

        Subject to the rights of the holders of any series of preferred stock, at a meeting of shareholders called expressly for that purpose, the entire board of directors or any lesser number may be removed, with cause, by a vote of the holders of the majority voting power of our capital stock. However, the affirmative vote of holders of at least two-thirds of the voting power of our capital stock is required to remove directors for other than cause.

Dividend and Liquidation Rights

        Subject to the rights and privileges relating to any outstanding shares of our preferred stock, all outstanding shares of common stock share equally in dividends and upon liquidation. Dividends are payable at the discretion of the board of directors at such time and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

Miscellaneous

        Our common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. Our board of directors is authorized to issue shares of common stock without approval of shareholders. The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

        For a description of the provisions of our Amended Articles of Incorporation and Bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading, "Certain Provisions of Colorado Law and Our Charter and Bylaws."

DESCRIPTION OF PREFERRED STOCK

        The following briefly summarizes the general terms of our preferred stock. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our Amended and Restated Articles of Incorporation and the Articles of Amendment relating to each particular series of preferred stock for provisions that may be important to you. The Articles of Amendment relating the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement.

        Our board of directors is authorized, without shareholder approval, to issue up to 1,000,000 shares of preferred stock, par value $10.00 per share, (or fractions thereof) in one or more series. As of the date of this prospectus, 500,000 of such shares have been reserved for issuance under our shareholders rights plan. Our board of directors is authorized to establish from time to time a series of preferred stock with the following terms specified:

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  the number of shares to be included in the series; and

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  the designation, preferences, limitations and relative rights of the shares of the series.

        Our preferred stock will not have voting rights unless provided by the board of directors, and then only in the circumstances determined by the board of directors. Shares of preferred stock, if and when issued, may be expected to have a priority over the common stock, both as to dividends and upon liquidation.

        All shares of preferred stock offered hereby will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

        We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

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  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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  the procedures for any auction and remarketing, if any, for the preferred stock;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  the provision for redemption or repurchase, if applicable, of the preferred stock;

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  while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends on, and upon the purchase, redemption or other acquisition by us of, our common stock, or any other class or series of our stock ranking junior to the shares of such series either as to dividends or upon liquidation;

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  any listing of the preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

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  voting rights, if any, of the preferred stock;

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  whether interests in the preferred stock will be represented by depositary shares as described below under "Description of Depositary Shares;"

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  a discussion of any material and/or special federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings "Description of Common Stock" and "Description of Preferred Stock," respectively.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part or current report on Form 8-K incorporated by reference herein.

CERTAIN PROVISIONS OF COLORADO LAW AND OUR CHARTER AND BYLAWS

        The following summarizes certain provisions of our Amended and Restated Articles of Incorporation, or Amended Articles, and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended Articles and Bylaws, copies of which are on file with the Securities and Exchange Commission as exhibits to the periodic reports previously filed by us. See "Where You Can Find More Information."

        General.    Certain provisions of our Amended Articles and Bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult, including:

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  an acquisition of us by means of a tender or exchange offer;

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  an acquisition of us by means of a proxy contest or otherwise; or

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  the removal of a majority or all of our incumbent directors.

        These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

        Classified Board.    Our Amended Articles provide that when our board of directors consists of six or more directors, the directors must be divided into three classes, as nearly equal in number as possible, with the members of only one class to be elected annually for a three-year term. There are currently seven seats on our board of directors, divided into three classes, two of which include two directors and one of which currently includes three directors.

        Election and Removal of Directors.    Our Amended Articles and Bylaws require that directors may be removed without cause only with the approval of holders of two-thirds of the voting power of our outstanding capital stock. Under our Amended Articles and Bylaws, any vacancy on our board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors in office. Our Amended Articles authorize up to nine members on our board of directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board up to the maximum number directors permitted under the Amended Articles and designate the directors to fill the vacancies.

        Special Meetings of Shareholders.    Under our Amended Articles, special meetings of our shareholders may be called by our president or by the holders of at least a majority of the voting power represented by the outstanding shares of our capital stock.

        Requirements for Advance Notice of Shareholder Nominations and Proposals.    A shareholder may make a nomination for the election of a director only if written notice of such shareholder's intent has been given in accordance with the Bylaws, with respect to an annual meeting, no later than the end of the fiscal year immediately preceding the annual meeting and, with respect to an election to be held at a special meeting, no later than the tenth day following the date on which notice of the special meeting was first mailed to our shareholders. To be timely, a shareholder seeking to propose business at an annual meeting must give notice of such proposal not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to the meeting or the 10th day following the first public announcement of the annual meeting date.

        Shareholder Action by Written Consent.    Our Bylaws require that actions by our shareholders without a meeting must be in writing and signed by each shareholder entitled to vote.

        No Cumulative Voting.    Our Amended Articles provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

        Approval of Sale of Assets.    Under our Amended Articles, the sale, lease, exchange or other disposition of all or substantially all of our property and assets must be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the capital stock then issued and outstanding, unless any class or series of stock is entitled to vote thereon as a class, in which event the authorization requires the affirmative vote of the holders of two-thirds of the shares of each class of shares entitled to vote as a class on the transaction.

        Business Combinations with Interested Stockholders.    Approval by the holders of two-thirds of the voting power of our outstanding capital stock is required for certain "business combinations" with an "interested stockholder," unless the transaction is either approved by a majority of our "continuing directors" or certain minimum price and procedural requirements are met. Generally, a "business combination" includes a merger, liquidation, recapitalization or other similar transaction or a sale of assets or stock having an aggregate "fair market value" (as defined in the Amended Articles) of $1 million or more. An "interested stockholder" generally means a beneficial owner (as defined in the Amended Articles) of more than 10% of our voting stock, certain assignees of such beneficial owners and certain affiliates of the corporation that within the preceding two years were the beneficial owner of 10% of our voting stock. A "continuing director" is defined as any member of our board who is unaffiliated with the interested stockholder and was a member of the board prior to the time the interested stockholder became such, and any successor of a continuing director who is unaffiliated with the interested stockholder and is recommended by a majority of the continuing directors then on the board. The affirmative vote of the holders of 80% or more of the voting power of the shares of each class of shares entitled to vote as a class is required to amend this provision in the Amended Articles.

        Shareholder Rights Plan.    We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of rights to purchase shares of preferred stock or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter an offer by a third party for the purchase of some or all of our outstanding securities and could have the effect of entrenching management. Pursuant to the shareholder rights plan, we amended our Articles of Incorporation to authorize the issuance of rights to 500,000 shares of Series 1998-C Participating Cumulative Preference Stock. One preferred stock purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person (an "acquiring person") along with its affiliates and associates becoming the beneficial owner (as defined in the shareholder rights plan) of 15% or more of our outstanding common stock, or the commencement by such person or public announcement by such person of the intention to commence a tender or exchange offer the consummation of which would result in such person becoming an acquiring person, in each case subject to specified exceptions, Each right entitles the registered holder to purchase from us one there-hundredth of a share of Series 1998-C Participating Cumulative Preference Stock, par value $10.00 per share, at an exercise price of $12.00 per share, subject to adjustment in specified circumstances. If events specified in the shareholder rights plan occur, each holder of rights other than the acquiring person can exercise his or her rights. After a person becomes an acquiring person, when a holder exercises a right, the holder will be entitled to receive common stock valued (according to the shareholder rights plan) at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $.0001 per right (which amount is subject to adjustment under certain circumstances) at any time prior to the time a person becomes an acquiring person. The shareholder rights plan and the rights expire at the close of business on December 1, 2008, if the rights are not redeemed or exchanged earlier.

        If we declare a dividend on or make a distribution with respect to our common stock, the holder of each fractional interest in the preferred stock is entitled to a dividend or distribution in an amount equal to one-third of the dividend or distribution on the common stock, subject to adjustment in certain circumstances. In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for cash or other property, then each fractional interest is entitled to an amount per share equal to one-third of the amount of consideration to be received by a holder of each share of common stock, subject to adjustment in certain circumstances. A holder of each 1/300 of a share of the Series 1998-C Participating Cumulative Preference Stock would be entitled to one vote on all matters submitted to a vote of our shareholders, subject to adjustment in certain circumstances. If at any time dividends on the Series 1998-C Participating Cumulative Preference Stock are in arrears in an amount equal to six quarterly dividends thereon, all holders of preferred stock with dividends in arrears in an amount equal to six quarterly dividends thereon (voting as a single class) would have the right to elect two directors. Whenever quarterly dividends or other dividends or distributions payable on the Series 1998-C Participating Cumulative Preference Stock are in arrears, we would be in default in payment thereof, and until all accrued and unpaid dividends and distributions have been paid or set aside for payment in full, we would be prohibited from declaring or paying dividends or making any other distributions on, or, subject to certain exceptions, redeeming, purchasing or otherwise acquiring, shares of stock ranking junior to the preferred stock as to dividends or upon liquidation, dissolution or winding up. No share rights or shares of preferred stock have been issued under the shareholder rights plan.

        Restrictions regarding Personal Holding Company Status.    Our Amended Articles provide that any person who beneficially owns or intends to acquire an aggregate of more than 5%, or increase his ownership to more than 5%, of our common stock or other securities must submit a proposal to our board of directors at least 20 days before the proposed effective date of the transaction. Within 20 days of receipt of such proposal, we in our sole discretion have the right to disapprove the proposed acquisition if we determine in good faith that the transaction could or reasonably might, within a period of two years following the proposed date of the transaction, cause us to be classified as a personal holding company under the Internal Revenue Code of 1986, as amended.

        Limitations on Liability.    Our Amended Articles provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. Our Amended Articles also provide for the indemnification of our directors and officers to the fullest extent authorized by the Colorado Business Corporation Act. This indemnification includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, subject to certain conditions, including delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. We have also obtained policies of directors' and officers' liability insurance. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

LEGAL MATTERS

        Amanda M. Darby, General Counsel to Rentech, has issued an opinion about certain legal matters with respect to any common stock and preferred stock offered hereby. Latham & Watkins LLP, Los Angeles, has issued an opinion about certain legal matters with respect to any debt securities, guarantees, warrants and depositary shares offered hereby.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        Ms. Darby holds options to purchase up to 65,000 shares of our common stock.

EXPERTS

        The financial statements and management's report on the effectiveness of internal control over financial reporting incorporated by reference to our annual report on Form 10-K for the fiscal year ended September 30, 2005 in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman P.C., independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        The financial statements of Royster-Clark Nitrogen, Inc. as of December 31, 2005 and 2004, and for the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG LLP's audit report refers to transactions that occurred as of July 22, 2005 which require financial information for the periods after July 22, 2005 to be presented on a different cost basis than that for periods prior to that date and therefore are not comparable. Their audit report also refers to the restatement of net sales, cost of sales, and selling, general and administrative expenses for the 202-day period ended July 21, 2005 and net sales and cost of sales for the years ended December 31, 2004 and 2003.

WHERE YOU CAN FIND MORE INFORMATION ABOUT RENTECH

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC's public reference room at the following address:

  Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating certain information about us that we have filed with the Securities and Exchange Commission by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

        We incorporate by reference the following documents we have filed, or may file, with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as amended by Amendment No. 1 on Form 10-K/A filed on January 31, 2006;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005;

  •
  Our Current Reports on Form 8-K filed on October 6, 2005, October 13, 2005, November 9, 2005, November 10, 2005, November 16, 2005, November 18, 2005, December 19, 2005, December 19, 2005, December 29, 2005, January 6, 2006, January 17, 2006, January 19, 2006, January 26, 2006, January 27, 2006; February 14, 2006; March 2, 2006; March 14, 2006; and March 14, 2006;

  •
  The description of capital stock and shareholder rights plan contained in our Form 8-A dated April 4, 2000 and filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description;

  •
  Our Definitive Proxy Statement filed with the SEC on March 15, 2006; and

  •
  All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (included in the Definitive Proxy Statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available at the SEC's Public Reference Room or through its web site.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Investor Relations
    Rentech, Inc.
    1331 17th Street, Suite 720
    Denver, CO 80202
    (303) 298-8008

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

$150,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

PROSPECTUS

                        , 2006

        We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date and may be modified or superseded by information contained in a later-dated prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$16,050
Legal Fees and Expenses	100,000	*
Accounting Fees and Expenses	14,050	*
Printing Expenses	40,000	*
Trustee Fees and Expenses	15,000	*

Total Expenses	$175,100	*

*
Estimated

Item 15.    Indemnification of Directors and Officers.

        Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The articles of incorporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which the provision becomes effective. Our articles of incorporation contain a provision eliminating liability as permitted by the statute. Our articles of incorporation further provide that our directors and officers will not be held personally liable for any injury to persons or property caused by a tort committed by any of our employees unless either (i) the director or officer was personally involved in the situation leading to the litigation or (ii) the director or officer committed a criminal offense in connection with the litigation.

        Section 7-109-103 of the Colorado Business Corporation Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which the Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. Our articles of incorporation do not contain any such limitation.

        Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director, against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the Director conducted himself or herself in good faith and the Director reasonably believed, in the case of conduct in an official capacity with the corporation, that the Director's conduct was in the corporation's best interests and, in all other cases, the Director's conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation provide for such indemnification except with respect to actions by or in the right of Rentech, Inc. A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.

        Section 7-109-105 of the Colorado Business Corporation Act authorizes a court of competent jurisdiction to order indemnification if it determines that the Director is (i) entitled to mandatory indemnification under Section 7-109-103 (in which case the court also shall order the Colorado corporation to pay the Director's reasonable expenses incurred to obtain court-ordered indemnification) or (ii) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable on the basis that he derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

        Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation allow indemnification of our officers, employees, fiduciaries and agents to the same extent as our directors.

        Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the Director, officer, employee, fiduciary or agent undertakes in writing to repay the amount if it is a ultimately determined that such person did not meet the statutory standards of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

        Section 7-109-106 of the Colorado Business Corporation Act provides that the determination that a Director or other person is entitled to indemnification or advancement of expenses under the Act is to be made by (i) the board of directors by a majority vote of those present at a meeting at which a quorum is present (and only those directors not parties to the Proceeding shall be counted in satisfying the quorum), (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board, which shall consist of two or more directors not parties to the Proceeding (except that directors who are parties to the Proceeding may participate in the designation of the directors for the committee) or (iii) by the corporation's shareholders. With respect to clause (ii), if a quorum of the board cannot be obtained and a committee cannot be established (or even if quorum is obtained or a committee is designated), if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made under the Act must be made by independent legal counsel selected by a vote of the board or committee constituted in the manner contemplated in the preceding sentence or if a quorum cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors. Authorization of indemnification and advancement of expenses must be made in the same manner as the determination that indemnification or advancement of expenses is permissible; except that, if the determination that indemnification or advancement of expenses is permissible is made by independent legal counsel, authorization of indemnification and advancement of expenses is to be made by the body that selected such counsel.

        The provisions of the articles of incorporation and bylaws (or their equivalent) of all of the subsidiary guarantors listed in the "Table of Additional Registrants" included in this registration statement generally provide indemnification provisions similar to those described above.

        We have obtained policies of directors' and officers' liability insurance. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.    Exhibits.

        The following exhibits are filed as part of this Registration Statement or incorporated in it by reference:

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.
2.1
Stock Purchase Agreement dated November 5, 2005 by and between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 9, 2005).
2.2*	First Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc.
2.3
Second Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed March 14, 2006).
2.4
Third Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed March 14, 2006).
4.1
Amended and Restated Articles of Incorporation of Rentech, Inc. dated April 28, 2005 (incorporated by reference to Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed May 9, 2005).
4.2	Bylaws of Rentech, Inc. dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed December 9, 2004).
4.3*	Articles of Incorporation of Petroleum Mud Logging, Inc.
4.4*	Bylaws of Petroleum Mud Logging, Inc.
4.5*	Articles of Incorporation of Rentech Development Corporation.
4.6*	Bylaws of Rentech Development Corporation.
4.7*	Articles of Incorporation of Rentech Services Corporation.
4.8*	Bylaws of Rentech Services Corporation.
4.9*	Articles of Organization of Sand Creek Energy, LLC.
4.10	Shareholder Rights Plan dated January 18, 2005 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on January 19, 2005).
4.11*	Specimen Stock Certificate.
4.12**	Specimen Preferred Stock Certificate.
4.13**	Form of Articles of Amendment to Articles of Incorporation to state terms of preferred stock.

4.14**	Form of Warrant.
4.15*	Form of Indenture.
4.16**	Form of Debt Security.
4.17**	Form of Deposit Agreement.
4.18**	Form of Depositary Receipt.
5.1*	Opinion of Amanda M. Darby, General Counsel of Rentech, Inc.
5.2*	Opinion of Latham & Watkins LLP.
12.1*	Statement regarding Computation of Ratios.
23.1*	Consent of Ehrhardt Keefe Steiner & Hottman P.C.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Amanda M. Darby (included in Exhibit 5.1).
23.4*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.
25.1**	Statement of Eligibility of Trustee on Form T-1.

*
Filed herewith.

**
To be filed by amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of March, 2006.

RENTECH, INC.
By:	*
D. Hunt Ramsbottom President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* D. Hunt Ramsbottom		President and Chief Executive Officer (Principal Executive Officer)	March 20, 2006
* Geoffrey S. Flagg		Chief Accounting Officer (Principal Financial and Accounting Officer)	March 20, 2006
* Dennis L. Yakobson		Director and Chairman of the Board	March 20, 2006
* Thomas L. Bury		Director	March 20, 2006
* Ronald C. Butz		Director	March 20, 2006
* Michael F. Ray		Director	March 20, 2006
* Erich W. Tiepel		Director	March 20, 2006
* Halbert S. Washburn		Director	March 20, 2006
* By:	/s/ Amanda M. Darby Amanda M. Darby Attorney-In-Fact		March 20, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of March, 2006.

PETROLEUM MUD LOGGING, INC.
By:	*
Jimmie D. Fletcher President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jimmie D. Fletcher		President (Principal Executive Officer)	March 20, 2006
* Geoffrey S. Flagg		Chief Accounting Officer (Principal Financial and Accounting Officer)	March 20, 2006
* D. Hunt Ramsbottom		Director	March 20, 2006
* By:	/s/ Amanda M. Darby Amanda M. Darby Attorney-In-Fact		March 20, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of March, 2006.

RENTECH DEVELOPMENT CORPORATION
By:	*
D. Hunt Ramsbottom President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* D. Hunt Ramsbottom		(Principal Executive Officer)	March 20, 2006
* Geoffrey S. Flagg		Chief Accounting Officer (Principal Financial and Accounting Officer)	March 20, 2006
* D. Hunt Ramsbottom		Director	March 20, 2006
* By:	/s/ Amanda M. Darby Amanda M. Darby Attorney-In-Fact		March 20, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of March, 2006.

RENTECH SERVICES CORPORATION
By:	*
D. Hunt Ramsbottom President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* D. Hunt Ramsbottom		(Principal Executive Officer)	March 20, 2006
* Geoffrey S. Flagg		Chief Accounting Officer (Principal Financial and Accounting Officer)	March 20, 2006
* D. Hunt Ramsbottom		Director	March 20, 2006
* By:	/s/ Amanda M. Darby Amanda M. Darby Attorney-In-Fact		March 20, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of March, 2006.

SAND CREEK ENERGY, LLC
By:	Its Member RENTECH DEVELOPMENT CORPORATION
By:	*
D. Hunt Ramsbottom

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* D. Hunt Ramsbottom		(Principal Executive Officer)	March 20, 2006
* Geoffrey S. Flagg		Chief Accounting Officer (Principal Financial and Accounting Officer)	March 20, 2006
* D. Hunt Ramsbottom		Director	March 20, 2006
* By:	/s/ Amanda M. Darby Amanda M. Darby Attorney-In-Fact		March 20, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.
2.1
Stock Purchase Agreement dated November 5, 2005 by and between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 9, 2005).
2.2*	First Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc.
2.3
Second Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed March 14, 2006).
2.4
Third Amendment to the Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed March 14, 2006).
4.1
Amended and Restated Articles of Incorporation of Rentech, Inc. dated April 28, 2005 (incorporated by reference to Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed May 9, 2005).
4.2	Bylaws of Rentech, Inc. dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed December 9, 2004).
4.3*	Articles of Incorporation of Petroleum Mud Logging, Inc.
4.4*	Bylaws of Petroleum Mud Logging, Inc.
4.5*	Articles of Incorporation of Rentech Development Corporation.
4.6*	Bylaws of Rentech Development Corporation.
4.7*	Articles of Incorporation of Rentech Services Corporation.
4.8*	Bylaws of Rentech Services Corporation.
4.9*	Articles of Organization of Sand Creek Energy, LLC.
4.10	Shareholder Rights Plan dated January 18, 2005 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on January 19, 2005).
4.11*	Specimen Stock Certificate.
4.12**	Specimen Preferred Stock Certificate.
4.13**	Form of Articles of Amendment to Articles of Incorporation to state terms of preferred stock.
4.14**	Form of Warrant.
4.15*	Form of Indenture.
4.16**	Form of Debt Security.
4.17**	Form of Deposit Agreement.

4.18**	Form of Depositary Receipt.
5.1*	Opinion of Amanda M. Darby, General Counsel of Rentech, Inc.
5.2*	Opinion of Latham & Watkins LLP.
12.1*	Statement regarding Computation of Ratios.
23.1*	Consent of Ehrhardt Keefe Steiner & Hottman P.C.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Amanda M. Darby (included in Exhibit 5.1).
23.4*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.
25.1**	Statement of Eligibility of Trustee on Form T-1.

*
Filed herewith.
**
To be filed by amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.